27 February 2025 Nuveen Churchill Direct Lending Corp. (NCDL) Full Year and Fourth Quarter 2024 Earnings

2Nuveen Churchill Direct Lending Corp. Disclosure This presentation is for informational purposes only. It does not convey an offer of any type and is not intended to be, and should not be construed as, an offer to sell, or the solicitation of an offer to buy, any securities of Nuveen Churchill Direct Lending Corp. (the “Company,” “NCDL,” “we,” “us” or “our”). Any such offering can be made only at the time an offeree receives a prospectus relating to such offering and other operative documents which contain significant details with respect to risks and should be carefully read. In addition, the information in this presentation is qualified in its entirety by reference to the more detailed discussions contained in the Company’s public filings with the Securities and Exchange Commission (the “SEC”), including without limitation, the risk factors. Nothing in this presentation constitutes investment advice. You or your clients may lose money by investing in the Company. The Company is not intended to be a complete investment program and, due to the uncertainty inherent in all investments, there can be no assurance that the Company will achieve its investment objective. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Prospective investors should also seek advice from their own independent tax, accounting, financial, investment and legal advisors to properly assess the merits and risks associated with an investment in the Company in light of their own financial condition and other circumstances. These materials and the presentations of which they are a part, and the summaries contained herein, do not purport to be complete and no obligation to update or otherwise revise such information is being assumed. Nothing shall be relied upon as a promise or representation as to the future performance of the Company. Such information is qualified in its entirety by reference to the more detailed discussions contained elsewhere in the Company’s public filings with the SEC. An investment in the Company is speculative and involves a high degree of risk. There can be no guarantee that the Company’s investment objective will be achieved. The Company may engage in other investment practices that may increase the risk of investment loss. An investor could lose all or substantially all of his, her or its investment. The Company may not provide periodic valuation information to investors, and there may be delays in distributing important tax information. The Company’s fees and expenses may be considered high and, as a result, such fees and expenses may offset the Company’s profits. For a summary of certain of these and other risks, please see the Company’s public filings with the SEC. There is no guarantee that any of the estimates, targets or projections illustrated in these materials and any presentation of which they form a part will be achieved. Any references herein to any of the Company’s past or present investments or its past or present performance, have been provided for illustrative purposes only. It should not be assumed that these investments were or will be profitable or that any future investments by the Company will be profitable or will equal the performance of these investments. Diversification of an investor’s portfolio does not assure a profit or protect against loss in a declining market. Opinions expressed reflect the current opinions of the Company as of the date appearing in the materials only and are based on the Company’s opinions of the current market environment, which is subject to change. Certain information contained in the materials discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of, future events or results. This presentation includes forward-looking statements about NCDL that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Such factors include, but are not limited to: changes in the financial, capital, and lending markets; general economic, political and industry trends and other external factors, and the dependence of NCDL’s future success on the general economy and its impact on the industries in which it invests; and other risks, uncertainties and other factors we identify in the section entitled “Risk Factors” in NCDL’s most recent Annual Report on Form 10-K, which are accessible on the SEC’s website at www.sec.gov. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which NCDL makes them. NCDL does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward- looking statements. Should NCDL’s estimates, projections and assumptions or these other uncertainties and factors materialize in ways that NCDL did not expect, actual results could differ materially from the forward-looking statements in this presentation. All capitalized terms in the presentation have the same definitions as the Company’s Quarterly Report on Form 10-K for the year ended December 31, 2024. Please see Endnotes at the end of this presentation for additional important information.

3Nuveen Churchill Direct Lending Corp. 4Q’24 Earnings • Net investment income per share: $0.56 (vs. $0.58 in 3Q'24)1 • Net increase in net assets resulting from operations per share: $0.54 (vs. $0.67 in 3Q'24)1 • Net asset value per share: $18.18 (vs. $18.15 at 9/30/2024) • Annualized ROE on net investment income: 12.4%2; annualized ROE on net income: 12.1%3 • Paid $0.45 regular dividend per share for 4Q'24 on 01/28/2025 • Paid $0.10 special dividend per share on 01/28/2025 Portfolio • Focused on investing in core U.S. middle market companies backed by private equity sponsors • $2.1B portfolio4 invested across 210 portfolio companies with a weighted average asset yield of 10.4%5 • Primarily comprised of first lien debt and is well diversified across 26 industries ◦ 90.6% first lien debt, 7.7% subordinated debt, 1.8% equity • Average portfolio company size of 0.5% with the top 10 portfolio companies comprising only 13.2% of the portfolio • One portfolio company on non-accrual; weighted average internal risk rating of 4.1 (4.0 being the initial rating assigned to investments at origination) Balance Sheet and Liquidity • $2.1B in total assets as of 12/31/2024 • $250M liquidity comprised of cash, cash equivalents and debt capacity6 • 1.15x debt-to-equity ratio7 • $99.3M Share Repurchase Plan: repurchased 3.4M shares / ~$57.6M through February 25, 2025 Platform • Churchill is the exclusive U.S. Middle Market Private Capital Manager of TIAA and Nuveen, a $1.3T global investment manager serving 13,000+ institutions globally • Senior leadership team has worked together since 2006 and has a cycle-tested track record • Time-tested private equity relationships and fund investments as a marquee LP drive proprietary deal flow • Disciplined and rigorous investment approach with comprehensive and proactive portfolio monitoring 4Q'24 Highlights Net Investment Income Per Share ($0.56) • Calculated based on WAVG shares outstanding throughout Q3 • Investment Income increase ~ (5) percent QovQ ◦ WAVG Yield, at Cost, decreased to 10.4% from 11.32% QovQ. ◦ Investment Balance increased to $2.1B O/S from $2.0B O/S • Expenses increase by ~ 20% ◦ Interest & financing increase by ~ 24% (~ $4.5M) Net Income Per Share ($0.54) • Calculated based on WAVG shares outstanding throughout Q3 • Net Investment Income per share of $0.56 • Net realized and unrealized per share $.09 ◦ Notable U/R Gains ▪ Anne Arundel $.01 ▪ Seko $.02 ◦ Realized Gains ▪ Random paydowns/ Sales $.02 NAV Per Share ($18.18) • Calculated based on shares outstanding as of 9/30 • Increase due to NII of $0.56, while distributing $0.55, with net Unrealized & Realized Gain/Losses of $.09 Annual ROE on NII & NI (12.4%) / (12.1%) • Calculated based on shares outstanding as of 9/30

4Nuveen Churchill Direct Lending Corp. Nuveen Churchill Direct Lending Corp. Overview (NYSE: NCDL) Scaled, publicly-traded business development company with well-diversified, defensively constructed private equity sponsor backed senior loan-focused portfolio 4.9x $78M 2.2x 10.4% 12.0% Portfolio Company Net Leverage9 W.A. Portfolio Company EBITDA10 Interest Coverage Ratio on 1st Lien Loans11 W.A. Asset Yield (FV)5 4Q'24 Dividend Yield12 $2.1B 210 100% 91% 81% Investment Portfolio (FV)4 Portfolio Companies Private Equity Sponsor Backed First Lien Debt Debt Investments w. Financial Covenant8 EBITDA $78M (vs. $76M in PQ) • Immaterial increase from the PQ. Interest Coverage 2.2x (2.2x) • Consistent with overall portfolio WAVG Asset Yield FV 10.41% (11.4%) WAVG Asset Yield Cost 10.33% (11.3% ) • TMM spreads down ~ 15 bps • Rates down ~ 73 bps (Based on SOFR) • Entered 18 deals w/ WAVG Yield of 9.6%% Distribution Yield 12.0% (12.3%) • Distribution decreased,slightly from PQ due to decline in NAV. Net Leverage 4.9x (4.8x) • Flat QovQ PQ for SV Reference

5Nuveen Churchill Direct Lending Corp. As of Date and For the Three Months Ended (Dollar amounts in thousands, except per share data) Dec 31, 2024 Sep 30, 2024 Jun 30, 2024 Mar 31, 2024 Dec 31, 2023 Net Investment Income1 $0.56 $0.58 $0.57 $0.56 $0.66 Net Realized and Unrealized Gains (Losses)1 (0.02) 0.09 (0.20) 0.01 0.07 Net Increase (Decrease) in Net Assets from Operations1 0.54 0.67 0.37 0.57 0.73 Net Asset Value $18.18 $18.15 $18.03 $18.21 $18.13 Regular Distributions $0.45 $0.45 $0.45 $0.45 $0.50 Supplemental Distributions — — — — 0.05 Special Distributions15 0.10 0.10 0.10 — — Total Distributions $0.55 $0.55 $0.55 $0.45 $0.55 Regular Distribution Yield13 9.8% 9.9% 10.0% 9.9% 10.9% Supplemental Distribution Yield14 —% —% —% —% 1.1% Special Distribution Yield15 2.2% 2.2% 2.2% —% —% Total Distribution Yield16 12.0% 12.1% 12.3% 9.9% 12.0% Total Debt7 $1,114,929 $1,101,964 $1,028,750 $817,214 $943,936 Net Assets $970,320 $990,608 $986,372 $998,234 $747,885 Debt-to-Equity at Quarter End 1.15x 1.11x 1.04x 0.82x 1.26x Annualized ROE (on Net Investment Income)2 12.4% 12.6% 12.6% 12.0% 13.7% Annualized ROE (on Net Income)3 12.1% 14.7% 8.2% 12.1% 15.3% Financial Highlights Financial Highlights No additional talking point. Refer to Q1 Highlights slide for details PQ for SV Reference

6Nuveen Churchill Direct Lending Corp. For the Three Months Ended (Dollar amounts in thousands) Dec 31, 2024 Sep 30, 2024 Jun 30, 2024 Mar 31, 2024 Dec 31, 2023 Net Funded Investment Activity New Gross Commitments at Par $162,663 $225,612 $360,218 $206,815 $253,620 Net Investments Funded17 $151,106 $203,159 $304,976 $204,330 $236,118 Investments Sold or Repaid17 $(119,464) $(155,616) $(99,977) $(54,896) $(80,577) Net Funded Investment Activity $31,642 $47,543 $204,998 $149,434 $155,541 Gross Commitments at Par (incl. unfunded commitments) First-Lien Debt $159,436 $221,097 $343,237 $201,005 $246,293 Subordinated Debt $3,127 $3,145 $14,501 $5,314 $6,048 Equity Investments $100 $1,370 $2,479 $496 $1,279 Gross Commitments $162,663 $225,612 $360,218 $206,815 $253,620 Gross Commitments at Par (incl. unfunded commitments) First-Lien Debt 98% 98% 95% 97% 97% Subordinated Debt 2% 1% 4% 3% 2% Equity Investments —% 1% 1% —% 1% New Investment Activity - Selected Metrics Number of New Investments 29 29 36 34 22 Weighted Average Annual Interest Rate on new debt and income producing investments at par18 9.0% 9.6% 10.5% 10.3% 11.2% Quarterly Investment Activity Net Funded Investment Activity New Gross Commitments at Par • Quarterly activity which includes par activity of: ◦ incrementals to existing portfolio companies ◦ originations of new portfolio companies Net Investments Funded • Reflects cash activity of: ◦ Incrementals to existing portfolio companies (46 million) ◦ Originations of new portfolio companies (120 million) ◦ Funding of follow on DDTL’s (37 million) Investments Sold or Repaid Reflects cash activity of: Sales (53 million) / Full Paydowns (95 million) Normal Paydowns (8 million) New Investment Activity – Selected Metrics Number of New Investments Number of incremental deals & new origination deals Expected Weighted Average Interest Rate Population includes all new investments Calculation includes WAVG Par utilizing Spread + SOFR for floating & Coupon for fixed Does not incorporate OID TOTAL - 9.0% TMM - 9.58% UMM - 9.59% PEJC - 13.65% Other Stats UMM WAVG EBITDA - $291M TMM WAVG EBITDA - $83M

7Nuveen Churchill Direct Lending Corp. $18.15 $0.56 -$0.45 -$0.10 -$0.02 $0.04 $18.18 NAV (9/30/24) Net investment income Regular distributions from income Special distributions from income Net realized and unrealized gain (loss) Other NAV (12/31/24) Net Asset Value 20 • $0.03 quarter-over-quarter increase in NAV per share 19 4Q'24: $0.55 total dividend (12.0% dividend yield12) 1920 Net Investment Income Per Share (Net Investment Income Per Share ($0.58) • Calculated based on WAVG shares outstanding throughout quarter • IInvestment Income increase ~ (5) percent QovQ ◦ WAVG Yield, at Cost, decreased to 10.4% from 11.32% QovQ. ◦ Investment Balance increased to $2.1B O/S from $2.0B O/S • Expenses increase by ~ 20% ◦ Interest & financing increase by ~ 24% (~ $4.5M) Distribution Per Share ($0.45) • Target distribution of $0.45 hit • Held back of $0.12 of NII • Undistributed spillover distributable taxable income of ~ $.04 Net realized and unrealized per share ($.09) ◦ Notable U/R Gains ▪ Anne Arundel $.01 ▪ Seko $.02 ◦ Realized Gains ▪ Random paydowns/Sales $.02 ▪ $.02 NAV Per Share ($18.18) • Calculated based on shares outstanding as of 9/30 • Increase due to NII of $0.56, while distributing $0.55, with net Unrealized & Realized Gain/Losses of $.09 Annual ROE on NII & NI (12.4%) / (12.1%) • Calculated based on shares outstanding as of 9/30 PQ for SV Reference 21

8Nuveen Churchill Direct Lending Corp. • Declared Q1’25 regular dividend of $0.45 per share payable on April 28, 2025 for shareholders of record as of March 31, 2025 • The final IPO special dividend of $0.10 per share is payable on April 28, 2025 for shareholders of record as of February 12, 2025 Dividend History D iv id en d p er S h ar e D ivid en d Y ield $0.45 $0.45 $0.45 $0.45 $0.45 $0.05 $0.10 $0.10 $0.10 9.9% 9.9% 10.0% 9.9% 9.8% 12.0% 12.3% 12.1% 12.0% Regular Dividend per share ($) Supp. Dividend per share ($) Special Dividend per share ($) Regular Annualized Dividend Yield (%) Total Annualized Dividend Yield (w. Supp.) (%) Total Annualized Dividend Yield (w. Special) (%) Q4’23 Q1’24 Q2’24 Q3’24 Q4’24 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 —% 2.5% 5.0% 7.5% 10.0% 12.5% 16 13 12 General • Consistent $.55 dist. from ’24 Q2 – ’23 Q4 in-line with IPO plan • Yield flat in-line with scheduled special distributions are factored into Dividend Yield. PQ for SV Reference

9Nuveen Churchill Direct Lending Corp. As of Date (Dollar amounts in thousands, unless otherwise noted) Dec 31, 2024 Sep 30, 2024 Jun 30, 2024 Mar 31, 2024 Dec 31, 2023 Portfolio Highlights Investments, at Fair Value4 $2,081,379 $2,046,887 $1,990,856 $1,794,559 $1,641,686 Number of Portfolio Companies 210 202 198 195 179 Average Position Size, at Fair Value ($) $9,911 $10,133 $10,055 $9,203 $9,171 Average Position Size, at Fair Value (%) 0.5% 0.5% 0.5% 0.5% 0.6% Portfolio Composition, at Fair Value First-Lien Debt 90.6% 90.1% 90.6% 89.0% 87.0% Subordinated Debt 7.7% 8.3% 7.8% 9.3% 11.2% Equity Investments 1.8% 1.7% 1.6% 1.8% 1.9% Loans by Interest Rate Type, at Fair Value % Floating Rate Debt Investments 94.7% 94.3% 94.8% 94.7% 94.6% % Fixed Rate Debt Investments 5.3% 5.8% 5.2% 5.3% 5.4% Asset Level Yields Weighted Average Yield on Debt and Income Producing Investments, at Cost5 10.3% 10.9% 11.3% 11.6% 11.7% Weighted Average Yield on Debt and Income Producing Investments, at Fair Value5 10.4% 10.9% 11.4% 11.7% 11.9% Portfolio Highlights Portfolio Highlights • Investment fair value increased by $56M ◦ Refer to the activity summarized on Quarterly Investment Activity ◦ MtoM WAVG Valuation increased by 24 bps. • Number of Port Co. increased by 4 ◦ 68 purchases ◦ (37) paydowns/sales Portfolio Composition • Breakdown based on fair value • Decrease in First-Lien Term Loans, by .5%, immaterial • Increase in Subordinate Debt due to valuation improvements of (i.e. Anne Arundel & Seko) Loans by Interest Rate Types • Floating Rate Debt Investments decreased ~5 bps from PQ ◦ Decrease is due to decline in fair value of First Lien Debt in comparison to Subordinated Debt. Asset Level Yields • Decrease driven by tightening SOFR rates of 73bps and slight decline in spreads QovQ.

10Nuveen Churchill Direct Lending Corp. V ol u m e ($ M il li on s) Sp read / C ou p on (% ) Investment Activity (QoQ) $254M $207M $360M $226M $163M 5.9% 4.9% 5.0% 5.0% 4.6% 13.0% 13.9% 13.8% 13.7% 12.0% 11.2% 10.2% 10.3% 9.6% 8.9% Volume ($ Millions) Spread (%) Coupon (%) Interest rate on floating rate investments (%) 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 $0M $100M $200M $300M $400M $500M $600M $700M $800M —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% • Closed 16 new investments and 13 add-ons totaling $163M22 • 4.6%23 average spread of new floating rate investments • 12.0%24 average coupon of new fixed rate investments 4Q'24 Investment Activity 34 Investments 25 29 Investments 36 Investments 22 Investments 29 Investments General • Refer to Quarterly Investment Activity (slide 6)

11Nuveen Churchill Direct Lending Corp. 94.7% 5.3% Floating rate debt investments % Fixed rate debt investments % 90.6% 7.7% 1.8% First Lien Debt Subordinated Debt Equity 91% First Lien Debt Portfolio Overview Portfolio composition by investment type Portfolio composition by interest rate type ~95% Floating Rate Debt 16.5% 14.5% 8.7% 7.0% 5.5% 5.5% 5.2% 3.9% 3.9% 3.4% 26.2% Portfolio composition by Moody’s Industry Services: Business Healthcare & Pharmaceuticals High Tech Industries Beverage, Food & Tobacco Construction & Building Capital Equipment Services: Consumer Containers, Packaging & Glass Environmental Industries Aerospace & Defense Other (17) 26 Portfolio Overview • Industries experiencing most weakness are Healthcare (Anne Arundel & Affinity Hospice) & Transportation Cargo (SEKO), which both had improvements to valuations this quarter • Other industries are generally flat and hover around ~ $98 - ~ $99. PQ for SV Reference

12Nuveen Churchill Direct Lending Corp. Portfolio Overview - Diversification Top 10 represents 13.2% of investment portfolio Portfolio Company Moody’s Industry % of Fair Value S&S Truck Parts Automotive 1.5% US MetalCo Holdings LLC (MGM Transformer Company) Energy: Electricity 1.4% Trilon Group, LLC Services: Business 1.4% Cedar Services Group, LLC (Evergreen Services Group II) High Tech Industries 1.4% North Haven CS Acquisition, Inc. High Tech Industries 1.4% good2grow LLC Containers, Packaging & Glass 1.3% Diligent Corporation (fka Diamond Merger Sub II, Corp.) High Tech Industries 1.3% Specialized Packaging Group (SPG) Containers, Packaging & Glass 1.2% WCHG Buyer, Inc. (Handgards, LLC) Beverage, Food & Tobacco 1.2% GHR Healthcare, LLC Healthcare & Pharmaceuticals 1.2% Others (200) • Average portfolio company size of 0.5% with largest 10 portfolio companies comprising only 13.2% of the portfolio Portfolio Overview - Diversification • Portfolio well diversified with largest portfolios only at 1.5% / Down slightly from PQ at 1.6%. PQ for SV Reference

13Nuveen Churchill Direct Lending Corp. NCDL had a Net Interest Margin of 323 bps27 as of the quarter ended December 31, 2024 Net Interest Margin 6.2% 6.0% 6.2% 6.6% 6.5% 6.5% 6.8% 6.7% 6.7% 7.9% 9.6% 10.6% 11.0% 11.4% 11.6% 11.7% 11.6% 11.3% 10.9% 10.3% 4.1% 3.1% 2.8% 2.7% 3.8% 3.2% 2.7% 2.9% 2.7% 3.0% 4.5% 6.0% 6.8% 7.2% 7.5% 7.4% 7.7% 7.7% 7.7% 7.2% 3.6% 4.6% 4.9% 5.3% 5.4% 5.3% 5.3% 5.3% 4.6% 4.3% 6.3% 6.3% 6.3% 6.7% 6.5% 6.5% 6.8% 6.7% 6.8% 8.0% 9.8% 10.9% 11.4% 11.7% 11.9% 11.9% 11.7% 11.4% 10.9% 10.4% 1.5% 0.6% 0.3% 0.2% 0.2% 0.2% 0.1% 0.2% 0.5% 1.5% 3.0% 4.5% 4.9% 5.4% Weighted Avg. Yield on Debt and Income Producing Investments, at Cost Avg. Cost of Debt 3 Month Term Secured Overnight Financing Rate ("SOFR") Weighted Avg. Yield on Debt and Income Producing Investments, at Fair Value 3 Month London Interbank Offered Rate ("LIBOR") Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4’23 Q1’24 Q2’24 Q3’24 Q4’24 —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 28 Net Interest Margin • NIM shows good story as gap between Yield & Avg. Cost of Debt has expanded by multiples since inception, however tempered in recent quarter. • !!! SHAI !! - this was corrected to remove the interest expense adjustment put through in the CQ. As discussed, the adjustment was reflected through WAVG borrowings.

14Nuveen Churchill Direct Lending Corp. Internal Risk Rating Portfolio risk ratings ($ thousands) Rating Definition Rating Definition 1 Performing – Superior 6 Watch List – Low Maintenance 2 Performing – High 7 Watch List – Medium Maintenance 3 Performing – Low Risk 8 Watch List – High Maintenance 4 Performing – Stable Risk (Initial Rating Assigned at Origination) 9 Watch List – Possible Loss 5 Performing – Management Notice 10 Watch List – Probable Loss • Weighted average rating remained stable at 4.1 • No new investments placed on non-accrual status during the quarter • One portfolio company on non-accrual representing 0.09% (at fair value) and 0.35% (at amortized cost) as of December 31, 2024 December 31, 2024 September 30, 2024 June 30, 2024 March 31, 2024 Fair Value % of Portfolio # of Portfolio Companies Fair Value % of Portfolio # of Portfolio Companies Fair Value % of Portfolio # of Portfolio Companies Fair Value % of Portfolio # of Portfolio Companies 1 — — % — — — % — — — % — — — % — 2 — — — — — — — — — — — — 3 161,544 7.8 11 126,013 6.2 9 130,153 6.5 8 90,541 5.1 8 4 1,653,474 79.4 158 1,690,401 82.6 157 1,654,267 83.1 156 1,474,423 82.2 153 5 144,160 6.9 24 115,092 5.6 19 130,331 6.6 21 152,044 8.5 23 6 73,627 3.5 10 56,683 2.8 8 37,358 1.9 6 47,666 2.7 6 7 46,145 2.2 6 47,007 2.3 6 28,431 1.4 4 27,559 1.5 4 8 2,429 0.1 1 2,341 0.1 1 1,856 0.1 1 2,326 0.1 1 9 — — — — — — — — — — — — 10 — — — 9,350 0.5 2 8,460 0.4 2 — — — Total $ 2,081,379 100.0% 210 $ 2,046,887 100.0% 202 $ 1,990,856 100.0% 198 $ 1,794,559 100.0% 195 WA Risk Rating 4.1 4.2 4.1 4.1 Internal Risk Rating • Anne Arundel is an 8 on non- accrual, a/o 3/31 • JEGS & SEKO are 10’s and on non-accrual, a/o 6/30 • 4 addition to the watchlist ◦ A&R Logistics – 7 (5) ◦ B2B – 6 (5) ◦ Corp. Vision – 6 (5) ◦ Heartland Home Services – 6 (5) ◦ Repipe – 6 (5) • 1 further downgrade of an existing name on the watchlist in TJC Spartech, which declined 7(6) • 1 removals from watchlist ◦ Broadcast Med – 5 (6) • Total Watchlist names represent 5.6 percent of the fair value of the portfolio compared to 3.8% in the prior quarter ◦ Same stats, using cost, were 7.1% compared to 5.3%

15Nuveen Churchill Direct Lending Corp. Financing Overview Financing Sources Amount ($Ms) Drawn ($Ms) Pricing Maturity Churchill NCDLC CLO-I $342.0 $342.0 S + 2.01%29 April 20, 2034 Churchill NCDLC CLO-II $214.4 $214.4 S + 2.50%29 January 20, 2036 Churchill NCDLC CLO-III $214.8 $214.8 S+ 2.11%29 April 20, 2036 Corporate Revolver30 $325.0 $237.8 S + 2.00% October 4, 2029 Wells Fargo Financing Facility $225.0 $106.0 S + 2.20% March 31, 2027 Total / Weighted Average $1,321.2 $1,114.9 S+2.14%31 A m ou n t ($ M s) $225 $771 $326 ABLs CLOs Revolver 2025 2026 2027 2028 2029 and beyond $— $250 $500 $750 $1,000 $1,250 Stated Maturity Financing Overview • General ◦ Debt increased QovQ from $1,020 to $1,114.9 due to the Company drawing down debt as it continues to ramps • Corporate Revolver ◦ Drawn increased from $77M to $237.8 • WF Financing Facility ◦ Drawn increased from $69M to $106.0 • SMBC Financing Facility ◦ Drawn increased from 110.5M to $0.0 PQ for SV Reference • NCDL has a diversified funding profile including: one Asset Based Financing Facility (ABL), three Collateralized Loan Obligations (CLOs), and one Corporate Revolver • NCDL has ample liquidity of $250 million through cash and debt capacity • Rated investment grade by Moody’s (Baa3) and Fitch (BBB-) with stable outlook • In January 2025, NCDL issued $300 million of 6.65% unsecured notes due 2030 • NCDL has no near-term debt maturities

Dividend Activity

Date Declared	Record Date	Payment Date	Dividend Type	Dividend per Share
February 19, 2025	March 31, 2025	April 28, 2025	Q1'25 Regular Dividend	$0.45
November 4, 2024	December 31, 2024	January 28, 2025	Q4'24 Regular Dividend	$0.45
July 31, 2024	September 30, 2024	October 28, 2024	Q3'24 Regular Dividend	$0.45
May 1, 2024	June 28, 2024	July 29, 2024	Q2'24 Regular Dividend	$0.45
January 10, 2024	February 12, 2025	April 28, 2025	Q1'25 Special Dividend	$0.10
January 10, 2024	November 11, 2024	January 28, 2025	Q4'24 Special Dividend	$0.10
January 10, 2024	August 12, 2024	October 28, 2024	Q3'24 Special Dividend	$0.10
January 10, 2024	May 13, 2024	July 29, 2024	Q2'24 Special Dividend	$0.10
January 10, 2024	March 30, 2024	April 29, 2024	Q1'24 Regular Dividend	$0.45
December 28, 2023	December 29, 2023	January 10, 2024	Q4'23 Regular Dividend	$0.50
December 28, 2023	December 29, 2023	January 10, 2024	Q4'23 Supplemental Dividend	$0.05
September 28, 2023	September 28, 2023	October 12, 2023	Q3'23 Regular Dividend	$0.50
September 28, 2023	September 28, 2023	October 12, 2023	Q3'23 Supplemental Dividend	$0.05
June 28, 2023	June 28, 2023	July 12, 2023	Q2'23 Regular Dividend	$0.50
June 28, 2023	June 28, 2023	July 12, 2023	Q2'23 Supplemental Dividend	$0.05
March 30, 2023	March 30, 2023	April 12, 2023	Q1'23 Regular Dividend	$0.50
March 30, 2023	March 30, 2023	April 12, 2023	Q1'23 Supplemental/Special Dividend	$0.26
December 29, 2022	December 29, 2022	January 17, 2023	Q4'22 Regular Dividend	$0.50
September 28, 2022	September 28, 2022	October 11, 2022	Q3'22 Regular Dividend	$0.47
June 30, 2022	June 30, 2022	July 12, 2022	Q2'22 Regular Dividend	$0.43
March 30, 2022	March 31, 2022	April 12, 2022	Q1'22 Regular Dividend	$0.41
December 29, 2021	December 29, 2021	January 18, 2022	Q4'21 Regular Dividend	$0.40
September 29, 2021	September 29, 2021	October 11, 2021	Q3'21 Regular Dividend	$0.38
June 29, 2021	June 29, 2021	July 12, 2021	Q2'21 Regular Dividend	$0.31
March 29, 2021	March 29, 2021	April 19, 2021	Q1'21 Regular Dividend	$0.30
December 29, 2020	December 29, 2020	January 18, 2021	Q4'20 Regular Dividend	$0.28
November 4, 2020	November 4, 2020	November 11, 2020	Q3'20 Regular Dividend	$0.23
August 4, 2020	August 4, 2020	August 11, 2020	Q2'20 Regular Dividend	$0.28
April 16, 2020	April 16, 2020	April 21, 2020	Q1'20 Regular Dividend	$0.17

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Nuveen Churchill Direct Lending Corp. 16

Quarterly Balance Sheets

	As of Date				
(Dollar amounts in thousands, except per share data)	**Dec 31, 2024**	**Sep 30, 2024**	**Jun 30, 2024**	**Mar 31, 2024**	**Dec 31, 2023**
Assets					
Investments, at fair value	$2,081,379	$2,046,887	$1,990,856	$1,794,559	$1,641,686
Cash and cash equivalents	43,254	69,304	70,986	64,146	67,395
Restricted cash	50	50	50	50	50
Interest receivable	17,971	18,127	18,299	16,067	17,674
Receivable for investments sold	1,024	5,657	2,650	422	3,919
Prepaid expenses	47	85	93	118	13
Other assets	—	—	—	125	127
Total Assets	**$2,143,725**	**$2,140,110**	**$2,082,933**	**$1,875,487**	**$1,730,864**
Liabilities					
Secured borrowings, net	$1,108,261	$1,094,461	$1,020,721	$817,214	$943,936
Payable for investments purchased	14,973	2,545	17,790	16,877	—
Interest payable	12,967	15,462	21,292	11,022	9,837
Due to adviser for expense support	—	—	—	—	632
Management fees payable	3,956	3,873	3,589	3,264	3,006
Distributions payable	29,468	30,037	30,107	24,684	22,683
Directors' fees payable	128	128	128	128	96
Accounts payable and accrued expenses	3,652	2,996	2,934	4,064	2,789
Total Liabilities	**$1,173,405**	**$1,149,501**	**$1,096,561**	**$877,254**	**$982,979**
Total Net Assets	**$970,320**	**$990,608**	**$986,372**	**$998,234**	**$747,885**
Total Liabilities and Net Assets	**$2,143,725**	**$2,140,110**	**$2,082,933**	**$1,875,487**	**$1,730,864**
Net Asset Value per Share	**18.18**	**18.15**	**18.03**	**18.21**	**18.13**
Debt to Equity	**1.15x**	**1.11x**	**1.04x**	**0.82x**	**1.26x**
Shares Outstanding, end of period	**53,387,277**	**54,571,650**	**54,705,779**	**54,815,740**	**41,242,105**

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Nuveen Churchill Direct Lending Corp. 17

Quarterly Operating Results

(Dollar amounts in thousands, except per share data)	For the Three Months Ended				
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Investment income					
Non-controlled/non-affiliated company investments:					
Interest income	53,683	57,317	53,018	49,078	46,819
PIK income	2,275	2,503	1,529	1,992	1,821
Dividend income	257	17	33	308	45
Other income	861	444	508	217	264
Total investment income	**$57,076**	**$60,281**	**$55,089**	**$51,595**	**$48,948**
Expenses					
Interest and debt financing expenses	$21,019	$23,199	$18,721	$16,941	$18,116
Management fees	3,956	3,873	3,589	3,264	3,006
Incentive fees on net investment income	4,417	5,496	3,075	4,459	—
Professional fees	785	912	693	710	1,171
Directors' fees	127	128	128	128	96
Administrative fees	300	535	484	542	569
Other general and administrative expenses	180	145	469	275	98
Total expenses	**$30,784**	**$34,287**	**$27,158**	**$26,319**	**$23,056**
Incentive fees waived	(4,417)	(5,496)	(3,075)	(4,459)	—
Net expenses	**$26,367**	**$28,792**	**$24,084**	**$21,859**	**$23,056**
Net investment income	**30,709**	**31,490**	**31,005**	**29,735**	**25,892**
Excise taxes	551	—	—	—	6
Net investment income after excise taxes	**30,158**	**31,490**	**31,005**	**29,735**	**25,886**
Realized and unrealized gain (loss) on investments:					
Net realized gain (loss) on non-controlled/non-affiliate company investments	(11,676)	1,086	1,017	(3,625)	(1,545)
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliate company investments	11,282	4,049	(12,101)	4,056	4,520
Income tax (provision) benefit	(313)	18	282	(141)	(96)
Total net change in unrealized gain (loss)	**$10,969**	**$4,067**	**$(11,819)**	**$3,915**	**$4,424**
Total net realized and unrealized gain (loss) on investments	**$(707)**	**$5,153**	**$(10,802)**	**$290**	**$2,880**
Net increase (decrease) in net assets resulting from operations	**$29,451**	**$36,643**	**$20,203**	**$30,025**	**$28,766**
Weighted average shares outstanding for the period	**54,229,767**	**54,688,860**	**54,789,044**	**52,758,353**	**39,251,180**

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Nuveen Churchill Direct Lending Corp. 18

19Nuveen Churchill Direct Lending Corp. Our website www.NCDL.com Investor Relations Robert.Paun@churchillam.com Contact Us

20Nuveen Churchill Direct Lending Corp. Note: All information is as of December 31, 2024, unless otherwise noted. Metrics presented are calculated based on fair value unless otherwise stated. Numbers may not sum due to rounding. 1 Per share net investment income (“NII”), net realized and unrealized gains (losses) on investments, and net increase (decrease) in net assets resulting from operations are derived from the weighted average shares outstanding during the period. Refer to the Quarterly Operating Results, page 18, for weighted average shares outstanding for the period. Certain prior period amounts have been reclassified to conform to the current period presentation. 2 Annualized return on equity (“ROE”) is calculated based on quarterly NII divided by quarter-end net asset value. 3 Annualized ROE on net income is calculated based on the quarterly net increase (decrease) in net assets resulting from operations divided by quarter-end net asset value. 4 Represents total investment portfolio at fair value. Total par value of debt investment commitments is $2,318M which includes approximately $235M of unfunded debt investment commitments. 5 Weighted average asset yield on debt and income producing investments, at fair value and cost, where applicable. The weighted average asset yield of the Company’s debt and income producing investments is not the same as a return on investment for our shareholders but, rather, relates to our investment portfolio and is calculated before the payment of fees and expenses. Actual yields over the life of each investment could differ materially from the yields presented. The weighted average asset yield was calculated using the effective interest rates as of quarter end, including accretion of original issue discount, but excluding investments on non-accrual (if any). There was one investment on non-accrual as of December 31, 2024. Weighted average asset yield inclusive of investments on non-accrual, at fair value and at cost, as of December 31, 2024 were 10.40%, and 10.30%, respectively. 6 Represents the sum of the amounts available under the financing facilities and the corporate revolver of $206M and cash and cash equivalents of $43M. 7 Total debt outstanding excludes netting of deferred financing costs. 8 Represents the percentage of debt investments with one or more financial maintenance covenants. 9 Net leverage is the ratio of total debt minus cash divided by EBITDA, taking into account only the debt issued through the tranche in which the Company is a lender. Leverage is derived from the most recently available portfolio company financial statements, and weighted by the fair value of each investment as of December 31, 2024. Net leverage presented excludes equity investments as well as debt instruments to which the Company’s investment adviser has assigned an internal risk rating of 8 or higher, and any portfolio companies with net leverage of 15x or greater. 10 Weighted based on fair market value of private debt investments as of December 31, 2024 for which fair value is determined in good faith by the Company’s investment adviser, as the valuation designee subject to the oversight of our board of directors, and excludes quoted assets. Amounts are weighted based on fair market value of each respective investment as of its most recent quarterly valuation, which are derived from the most recently available portfolio company financial statements. EBITDA is a non-GAAP financial measure. For a particular portfolio company, EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization. EBITDA amounts are estimated from the most recent portfolio company financial statements, have not been independently verified by the Company and may reflect a normalized or adjusted amount. Accordingly, the Company makes no representation or warranty in respect of this information. Endnotes

21Nuveen Churchill Direct Lending Corp. Endnotes Note: All information is as of December 31, 2024, unless otherwise noted. Metrics presented are calculated based on fair value unless otherwise stated. Numbers may not sum due to rounding. 11 The interest coverage ratio calculation is derived from the most recently available portfolio company financial information received by the Company, and is a weighted average based on the fair market value of each respective first lien loan investment as of its most recent reporting to lenders. Such reporting may include assumptions regarding the impact of interest rate hedges established by borrowers to reduce their exposure to floating interest rates (resulting in a reduced hedging rate being used for the total interest expense in respect of such hedges, rather than any higher rates applicable under the documentation for such loans), even if such hedging instruments are not pledged as collateral to lenders in respect of such loans and do not secure the loans themselves. The interest rate coverage ratio excludes junior capital investments and equity co-investments, and applies solely to traditional middle market first lien loans held by NCDL, which also excludes any upper middle market or other first lien loans investments that do not have financial maintenance covenants, and first lien loans that the Company’s investment adviser has assigned an internal risk rating of 8 or higher, as well as any portfolio companies with net senior leverage of 15x or greater. As a result of the foregoing exclusions, the interest coverage ratio shown herein applies to 72% of our total investments, and 80% of our total first lien loan investments, in each case based upon fair value as of December 31, 2024. 12 Total annualized distribution yield includes the regular distribution per share and the special distribution per share divided by the NAV per share as of the respective quarter end. 13 Regular Distribution yield is the regular distribution per share declared in respect of the quarter, divided by the NAV per share as of the respective quarter end, annualized. 14 Supplemental Distribution yield is the supplemental distribution per share declared in respect of the quarter, divided by the NAV per share as of the respective quarter end, annualized. 15 Special Distributions presented represent three of the four special distributions of $0.10 per share announced at the time of IPO, which is derived from NII. Special Distribution yield is the Special Distribution per share, divided by the NAV per share as of the respective quarter end. 16 The Total Distribution yield presented is the sum of the Regular Distribution per share and Supplemental Distribution per share (if any), annualized on a quarterly basis, plus any Special Distributions (if any) per share. Special Distributions, other than those derived from NII, may be presented on a non- annualized basis. 17 Represents the total amount of cash activity for the purchase of investments and the proceeds from principal repayments and sales of investments. 18 The weighted average interest rate is calculated using the effective interest rate for floating rate and fixed rate debt investments. The effective interest rate for floating rate investments utilizes the applicable margin plus the greater of the 3-Month base rate (SOFR), or base rate floor. SOFR as of December 31, 2024 was 4.31%. The effective interest rate for fixed rate debt investments utilizes the investment coupon. 19 The per share data was derived by using the weighted average shares outstanding for the three months ended December 31, 2024. 20 The per share data for distributions reflects the actual amount of distributions declared for the three months ended December 31, 2024. 21 Includes the impact of different share amounts used in calculating per share data as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on shares outstanding as of a period end or transaction date. Refer to footnotes 19 and 20. 22 New investments reported at par excludes draws on existing unfunded investment commitments and partial paydowns. 23 Average Spread is calculated based off of par amount. 24 Average Coupon is calculated based off of par amount.

22Nuveen Churchill Direct Lending Corp. Endnotes Note: All information is as of December 31, 2024, unless otherwise noted. Metrics presented are calculated based on fair value unless otherwise stated. Numbers may not sum due to rounding. 25 Interest rate utilizes the average spread plus the greater of 3-Month base rate (i.e. SOFR), or base rate floor, if applicable for each respective transaction. SOFR as of 4Q'23, 1Q'24, 2Q'24, 3Q'24, and 4Q'24 was 5.33%; 5.33%, 5.32%, 4.59%, and 4.31%. 26 First lien debt is comprised of 66% traditional first lien positions and 34% unitranche positions. 27 Net Interest Margin is calculated based on the weighted average yield on debt and income producing investments at fair value minus average cost of debt. 28 Average cost of debt is calculated as actual amount of expenses incurred on debt obligations including interest, unused fees (if any) divided by daily average of total debt obligations. 29 Interest rates represent the weighted average spread over 3-month SOFR for the various floating rate tranches of issued notes within the CLO vehicles. The weighted average interest rate for the Churchill NCDLC CLO-I excludes tranches with a fixed interest rate. 30 Refer to “Secured Borrowings” in the Company's annual report filed on Form 10-K. 31 Financing facility pricing spread is based on total commitment amount. SOFR base rate tenors may differ between credit facilities.